UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

AURA FAT PROJECTS ACQUISITION CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AURA FAT PROJECTS ACQUISITION CORP

1 Phillip Street, #09-00

Royal One Phillip, Singapore, 048692

+65-3135-1511

PROXY STATEMENT SUPPLEMENT

June 24, 2024

TO THE SHAREHOLDERS OF AURA FAT PROJECTS ACQUISITION CORP:

This is a supplement (this “Supplement”) to the definitive proxy statement of Aura FAT Projects Acquisition Corp (the “Company”), dated June 21, 2024 (the “Proxy Statement”), which was filed with the Securities and Exchange Commission, in connection with the Company’s extraordinary general meeting of shareholders scheduled for 8:00 a.m., Eastern Time, on July 10, 2024 virtually, at https://www.cstproxy.com/aurafatprojects/2024 (the “Extraordinary General Meeting”).

At the Extraordinary General Meeting, the Company’s shareholders will be asked to consider and vote for the following: (i) a proposal to amend the Company’s amended and restated memorandum and articles of association (the “existing charter”) to extend the period of time to consummate a business combination by one month, up to twelve times (starting from the first date on which such modified extension payment is made), if requested by the Company’s sponsor and accepted by the Company, (ii) a proposal to amend the existing charter, to provide for the right of the holders of the Company Class B Ordinary Shares to convert such shares into Company Class A Ordinary shares on a one-to-one basis at the election of such holders, and (iii) a proposal to amend the Company’s Investment Management Trust Agreement between the Company and Continental Stock Transfer & Trust Company to extend the period of time to consummate a business combination by one month, up to twelve times.

The Company has filed this Supplement with the Securities and Exchange Commission to advise shareholders that (i) the date of the Extraordinary General Meeting is July 10, 2024, and (ii) the redemption date is July 8, 2024.

This Supplement supplements, updates and amends the Proxy Statement of the Company filed with the Commission on June 21, 2024, relating to the Extraordinary General Meeting of the Company. The following supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety.

1.	The meeting date for the Extraordinary General Meeting is 8:00 a.m., Eastern Time, on July 10, 2024. As such, all the disclosure in the Proxy Statement relating to the date of the Extraordinary General Meeting is hereby updated, amended and supplemented to read as follows:

Replace in its entirety the time of Extraordinary General Meeting with the following: “8:00 a.m. Eastern Time on July 10, 2024.”

2.	The redemption deadline for the Extraordinary General Meeting has been rescheduled to 5:00 p.m. Eastern Time on July 8, 2024. As such, the disclosure in the Proxy Statement relating to the redemption deadline is hereby updated, amended and supplemented to read as follows:

Replace in its entirety the redemption deadline with the following: “To exercise your redemption rights, you must demand that the Company redeem your public shares for a pro rata portion of the funds held in the Trust Account, and tender your shares to the Company’s transfer agent prior to 5:00 p.m. Eastern time on July 8, 2024.”

By Order of the Board of Directors

/s/ David Andrada
David Andrada
Co-Chief Executive Officer

This Supplement is dated June 24, 2024